Exhibit 1.1

EXECUTION VERSION

TESORO LOGISTICS LP

TESORO LOGISTICS FINANCE CORP.

5.25% Senior Notes due 2025

UNDERWRITING AGREEMENT

November 29, 2016

November 29, 2016

RBC CAPITAL MARKETS, LLC,

As Representative for the several Underwriters

c/o RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281

Ladies and Gentlemen:

Tesoro Logistics LP, a limited partnership organized under the laws of Delaware (the “Partnership”), and Tesoro Logistics Finance Corp., a Delaware corporation (together with the Partnership, the “Issuers”), propose to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom RBC Capital Markets, LLC is acting as Representative (in such capacity, the “Representative”), $750,000,000 aggregate principal amount of their 5.25% Senior Notes due 2025 (the “Notes”), which will be unconditionally guaranteed on a senior unsecured basis as to principal, premium, if any, and interest (the “Guarantees”) by the subsidiaries of the Partnership named in Schedule II hereto (each, a “Guarantor” and, collectively, the “Guarantors”). The Underwriters, acting severally and not jointly, propose to purchase the principal amount of Notes set forth opposite their respective names in Schedule I hereto. The Notes will (i) have terms and provisions which are summarized in the Disclosure Package as of the Applicable Time and the Final Prospectus dated the date hereof (each as defined below) and (ii) be issued pursuant to an indenture (the “Indenture”), to be dated as of December 2, 2016 among the Issuers, the Guarantors and U.S. Bank National Association, as Trustee (the “Trustee”). This Underwriting Agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Notes from the Issuers by the Underwriters.

In connection with the offer and sale of the Notes, the Issuers and the Guarantors have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-214826), which contains a preliminary prospectus to be used in connection with the public offering and sale of the Notes. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at the time it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, 430B or 430C under the Securities Act (the “Rule 430 Information”), is called the “Registration Statement”. The term “Preliminary Prospectus” means the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information. The term “Final Prospectus” shall mean the prospectus relating to the Notes in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with the confirmation and sales of the Notes. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or Final Prospectus as the case may be; any reference to any amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any documents filed after the date of such Registration Statement, the Preliminary Prospectus or Final Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and incorporated by reference in such Registration Statement, the Preliminary

Prospectus or Final Prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Final Prospectus or any amendment or supplement to any of the foregoing shall be deemed to refer to the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or its Interactive Data Electronic Applications system (“IDEA”).

The term “Disclosure Package” shall mean (i) the Preliminary Prospectus and (ii) any “free writing prospectus” as defined in Rule 405 of the Securities Act identified in Schedule III hereto, which shall include the term sheet prepared pursuant to Section 4(f) hereto (the “Pricing Term Sheet”), which were available to purchasers of Notes at or prior to the time when sales of Notes were first made (the “Applicable Time”).

Copies of the Preliminary Prospectus have been, and copies of the Disclosure Package and the Final Prospectus have been or will be, made available or delivered by the Issuers to the Underwriters pursuant to the terms of this Agreement. Each of the Issuers hereby confirms that it has authorized the use of the Preliminary Prospectus, the Disclosure Package and the Final Prospectus in connection with the offering and resale of the Notes by the Underwriters in accordance with Section 3 hereof.

This Agreement, the Indenture and the Notes are hereinafter sometimes referred to collectively as the “Operative Documents”.

1. Representations and Warranties of the Issuers and the Guarantors. Each of the Issuers and the Guarantors jointly and severally represents and warrants to, and agrees with, each of the Underwriters that:

(a) No order preventing or suspending the use of the Preliminary Prospectus or Final Prospectus has been issued by the Commission, and the Preliminary Prospectus and the Final Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act.

(b) The Disclosure Package, at the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuers in writing by such Underwriter through the Representative expressly for use therein, as specified in Section 11 hereof.

(c) The Issuers (including their respective agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to, and will not prepare, make, use, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the Securities Act) (other than the Preliminary Prospectus, the Pricing Term Sheet, the Final Prospectus, any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act and any other document listed on Schedule III) that constitutes an offer to sell or solicitation of an offer to buy any of the Notes (each such communication by the Issuers, an “Issuer Free Writing Prospectus”) without the prior consent of the Underwriters; and any such Issuer Free Writing Prospectus the use of which has been previously consented to by the Underwriters is set forth substantially in form and substance as attached hereto on Schedule IV. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby), and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not at the Applicable Time, and when taken together with the Final Prospectus at the Closing Date (as defined below) will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and the Guarantors make no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuers in writing by such Underwriter through the Representative expressly for use in such Issuer Free Writing Prospectus or any amendment or supplement thereto.

(d) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuers. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Issuers or related to the offering of the Notes has been initiated or threatened by the Commission; as of the effective date of the Registration Statement, the Registration Statement complied in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Final Prospectus and any amendment or supplement thereto and as of the Closing Date, the Final Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and the Guarantors make no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuers in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Final Prospectus and any amendment or supplement thereto.

(e) The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus conformed, when such documents were filed with the Commission, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, Disclosure Package or Final Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(f) Each of the Issuers has been duly formed or incorporated, as applicable, and is validly existing as a limited partnership or corporation, as applicable, in good standing under the laws of the State of Delaware. Each of the Issuers is duly registered or qualified to do business as a foreign business organization, and is in good standing under the laws of each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such registration or qualification, except where the failure to so register or qualify or be in good standing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect” shall mean a material adverse effect on the condition (financial or otherwise), earnings, business or properties, of the Issuers and their subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(g) Each of the Issuers and each Guarantor has full power (corporate or other) to own or lease its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus; and each of the Issuers and each Guarantor has all necessary power to enter into the Operative Documents and to perform its obligations hereunder and thereunder.

(h) The capitalization of the Partnership is as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus under the caption “Capitalization” as of the date specified therein. All of the issued and outstanding equity interests of the Partnership have been duly authorized and validly issued and are fully paid (to the extent required under the First Amended and Restated Agreement of Limited Partnership of the Partnership) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Limited Partnership Act) and none of the outstanding equity interests of the Partnership were issued in violation of the preemptive or other similar rights of any security holder of the Partnership.

(i) Each subsidiary of the Partnership has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of its state of formation or incorporation, as applicable, has the corporate, limited partnership or limited liability company power and authority, as applicable, necessary to own its property and to conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus and is duly registered or qualified to transact business and is in good standing as a foreign business organization in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such registration or qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of each subsidiary of the Partnership have been duly and validly authorized and issued, are fully paid (except in the case of a limited liability company or limited partnership, to the extent required under the applicable limited liability company or limited partnership agreement) and non-assessable (except in the case of a Delaware limited liability company, as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act and in the case of a Delaware limited partnership, as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Limited Partnership Act), and are owned directly or through wholly owned subsidiaries by the Partnership, free and clear of all liens, encumbrances, equities or claims, except as described in the Registration Statement, the Disclosure Package and the Final Prospectus or contemplated by the credit agreement dated as of January 29, 2016 (the “Dropdown Credit Facility”) or the third amended and restated revolving credit agreement dated as of January 29, 2016 (the “Revolving Credit Facility”), as collateral thereunder.

(j) No subsidiary of the Partnership is prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the

Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as provided by applicable laws or regulations, by the Indenture, the Indenture governing the Issuers’ 5.50% Senior Notes due 2019 and 6.25% Senior Notes due 2022, the Indenture governing the Issuers’ 5.875% Senior Notes due 2020, the Indenture governing the Issuers’ 6.125% Senior Notes due 2021, the Indenture governing the Issuers’ 6.375% Senior Notes due 2024, the Dropdown Credit Facility and the Revolving Credit Facility or as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus.

(k) Ernst & Young LLP, who has certified certain financial statements of the Partnership and its consolidated subsidiaries and delivered its report with respect to the audited combined consolidated financial statements incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Partnership within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(l) PricewaterhouseCoopers LLP, who has audited the combined statement of revenues and direct operating expenses of the Northwest Products System, a component of Chevron Pipe Line Company (the “Northwest Products System”), included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, are independent certified public accountants with respect to the Northwest Products System under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations.

(m) PricewaterhouseCoopers LLP, who has audited the consolidated financial statements of QEP Field Services Company incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, are independent certified public accountants with respect to QEP Field Services Company under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations.

(n) The historical combined financial statements of the Partnership and its consolidated subsidiaries included in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly, in all material respects, the financial condition, results of operations and cash flows of the Partnership, as applicable, as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The unaudited pro forma condensed combined financial information of the Partnership and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect an appropriate application of those adjustments to the historical combined financial statement amounts in the pro forma combined financial information included or incorporated by reference in the Offering Memorandum and the Final Memorandum. The unaudited pro forma condensed combined financial statements of the Partnership and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus. The summary historical financial information set forth in the Registration

Statement, the Disclosure Package and the Final Prospectus under the caption “Summary—Summary Historical Combined Consolidated Financial and Operating Data” is accurately presented in all material respects and prepared on a basis consistent with the audited historical financial statements and financial information, as applicable, from which it has been derived, unless expressly noted otherwise. The statistical and market-related data included in the Registration Statement, the Disclosure Package and the Final Prospectus are based on or derived from sources that the Partnership and its subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The forward looking statements included in the Registration Statement, the Disclosure Package and the Final Prospectus have been prepared in good faith based upon assumptions that are believed by the Partnership to be reasonable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(o) Subsequent to the respective dates as of which information is given in the Registration Statement, Disclosure Package and the Final Prospectus and except as set forth or contemplated in the Registration Statement, Disclosure Package and the Final Prospectus, (i) none of Partnership or its subsidiaries have incurred any material liability or obligation, direct or contingent, or entered into any material transaction in each case not in the ordinary course of business, which liabilities or obligations would, individually or in the aggregate, be material to the condition (financial or otherwise), earnings, business or properties, of the Issuers and their subsidiaries, taken as a whole and (ii) the Partnership has not purchased any of its outstanding equity interests, nor declared, paid or otherwise made any dividend or distribution of any kind on any class of its equity interests (other than (A) the Partnership’s quarterly distributions and (B) with respect to any of the subsidiaries, the purchase of, or dividend or distribution on, capital stock or equity interests owned by the Partnership).

(p) The Partnership and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus is in compliance with the Commission’s published rules, regulations and guidelines applicable thereto; the Partnership’s internal controls over financial reporting are effective and none of the Issuers or the Guarantors are aware of any material weaknesses in their internal control over financial reporting.

(q) (i) The Partnership has established and maintains “disclosure controls and procedures” (to the extent required by and as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Partnership, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(r) This Agreement has been duly authorized, executed and delivered by the Issuers and each Guarantor.

(s) the Indenture, on the Closing Date, will have been duly authorized, executed and delivered by the Issuers and each Guarantor and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a legally valid and binding agreement enforceable against the Issuers and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”). Upon the effectiveness of the Registration Statement, the Indenture was duly qualified under the Trust Indenture Act and the rules and regulations of the Commission applicable to indentures qualified thereunder. The Indenture conforms in all material respects to the description thereof in the Registration Statement, the Disclosure Package and the Final Prospectus.

(t) (i) The Notes to be purchased by the Underwriters from the Issuers have been duly authorized by the Issuers and, on the Closing Date, when executed and authenticated in the manner provided for in the Indenture and delivered to and paid for by the Underwriters as provided in this Agreement, will constitute the legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of such Indenture and (ii) the Guarantees of the Guarantors to be set forth in the Indenture have been duly authorized and, on the Closing Date, will constitute valid and legally binding obligations of each of the Guarantors, enforceable against each Guarantor and will be entitled to the benefits of the Indenture, subject to the Enforceability Exceptions. The Notes conform in all material respects to the descriptions thereof in the Registration Statement, the Disclosure Package and the Final Prospectus.

(u) The execution, delivery and performance by the Issuers and each Guarantor of this Agreement and the other Operative Documents, the issuance and sale of the Notes, the issuance of the Guarantees and the consummation of the transactions contemplated hereby and thereby will not: (i) violate or conflict with the partnership agreement, limited liability company agreement, certificate of limited partnership, certificate of formation or conversion, certificate of articles of incorporation, bylaws or similar organizational documents of either of the Issuers or any of the Guarantors; (ii) conflict with, result in a breach or violation of, or constitute a default under, any indenture, mortgage, deed of trust or loan agreement, stockholders’ agreement or any other agreement or instrument to which the Partnership or any of its subsidiaries is a party or by which the Partnership or any of its subsidiaries is bound or any of their respective properties are subject, or any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator applicable to the Partnership or any of its subsidiaries, except in the case of this clause (ii) for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (iii) (assuming the accuracy of the representations and warranties of the Underwriters contained in this Agreement) require the consent, approval, authorization, order, registration or filing or qualification with, any governmental authority or court, or body or arbitrator having jurisdiction over the Partnership or any of its subsidiaries, except (x) as have been obtained, (y) such as may be required by the securities or Blue Sky laws of the various states in connection with the purchase and distribution of the Notes by the Underwriters or (z) where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings or qualifications would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(v) There are no legal or governmental proceedings or investigations pending or, to the knowledge of the Issuers, threatened to which the Partnership or any of its subsidiaries is a party or to which any of the properties of the Partnership or any of its subsidiaries is subject, other than proceedings described in the Registration Statement, the Disclosure Package and the Final Prospectus and such proceedings or investigations that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w) Since the date of the latest financial statements included in each of the Registration Statement, the Disclosure Package and the Final Prospectus, the Issuers have not sustained any loss or interference from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect.

(x) The statements set forth in the Registration Statement, the Disclosure Package and the Final Prospectus under the caption “Description of Notes”, insofar as they purport to constitute a summary of the terms of the Notes, and under the caption “Certain United States Federal Tax Consequences”, insofar as they purport to summarize the provisions of the laws referred to therein, fairly and accurately summarize the subject matter thereof in all material respects.

(y) The Partnership and its subsidiaries have indefeasible title to all real property and good title to all personal property described in the Registration Statement, the Disclosure Package and the Final Prospectus as owned by the Partnership and its subsidiaries, free and clear of all Liens except as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Disclosure Package and the Final Prospectus or as contemplated by the Dropdown Credit Facility or Revolving Credit Facility as collateral thereunder; provided that with respect to any real property and buildings held under lease by the Partnership and its subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership and its subsidiaries taken as a whole as they have been used in the past as described in the Registration Statement, the Disclosure Package and the Final Prospectus and are proposed to be used in the future as described in the Registration Statement, the Disclosure Package and the Final Prospectus.

(z) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Partnership and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published governmental interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in Section 4043(c) ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which the Partnership or any of its subsidiaries would have any liability, excluding any reportable event for which a waiver could apply; (iii) neither the Partnership nor any member of the Partnership and its subsidiaries has incurred, nor does any such entity expect to incur, liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published governmental interpretations thereunder (the “Code”) with respect to any “pension plan”; (iv) each “pension plan” for which the Partnership or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Partnership and its subsidiaries, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and (v) neither the Partnership nor any of its subsidiaries has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).

(aa) Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, no labor dispute with the employees of the Partnership or any of its subsidiaries exists or, to the Issuers’ or the Guarantors’ knowledge, is imminent or is threatened which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(bb) The Partnership and each of its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Partnership’s businesses as now conducted or as proposed in the Registration Statement, the Disclosure Package and the Final Prospectus to be conducted except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(cc) The Partnership and each of its subsidiaries carries or is entitled to the benefits of, insurance relating to their respective businesses, with reputable insurers, in such amounts and covering such risks as is commercially reasonable, and all such insurance is in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) The Partnership and each of its subsidiaries possess all such valid and current licenses, certificates, permits and other authorizations issued by the appropriate foreign, federal, state or local regulatory authorities as are necessary to own or lease their respective properties and to conduct their respective businesses, except to the extent that failure to possess any of the foregoing, individually or in the aggregate, would not have a Material Adverse Effect, and none of the Partnership or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(ee) There is and has been no failure on the part of the Partnership and, to the knowledge of the Partnership, any of the directors or officers of the general partner of the Partnership, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ff) Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, the Partnership and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg) In the ordinary course of its business, the Partnership and its subsidiaries periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, the Partnership and its subsidiaries have concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh) (i) None of the Issuers nor any Guarantor is in violation of its partnership agreement, limited liability company agreement, certificate of limited partnership, certificate of formation or conversion, certificate or articles of incorporation, bylaws or similar organizational documents, and (ii) no default or breach exists, and no event has occurred that, with notice or lapse of time or both, would constitute a default or breach of any term, covenant or condition of any indenture, mortgage, deed of trust, lease, loan agreement, stockholders’ agreement or any other agreement or instrument to which the Partnership or any of its subsidiaries is a party or by which the Partnership or any of its subsidiaries is bound or to which any of their respective properties are subject, except in the case of clause (ii) would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) Each of the Partnership and each of its subsidiaries has timely filed all foreign, federal, state and local tax returns that are required to be filed, except in any case in which the failure to so file would not reasonably be expected to have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith and for which the Partnership and its subsidiaries retain adequate reserves in accordance with GAAP or as would not reasonably be expected to have a Material Adverse Effect.

(jj) None of the Issuers nor any Guarantor is, nor after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in each of the Registration Statement, the Disclosure Package and the Final Prospectus will be, an “investment company”, or an entity “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(kk) None of the Issuers nor any of the Guarantors has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Notes.

(ll) None of the Partnership or any of its subsidiaries, nor, to their knowledge, any agent thereof acting on their behalf (other than any Underwriter, as to which no representation is given) has taken, and none of them will take, any action that might cause this Agreement or the issuance and sale of the Notes to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

(mm) The Partnership is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Notes.

(nn) Except as provided for herein or as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, neither the Partnership or any of its subsidiaries is a party to any agreement, arrangement or understanding that will require the payment of any commissions, fees or other remuneration to any investment banker, broker, finder, consultant or intermediary in connection with the issuance of the Notes contemplated by this Agreement.

(oo) None of the Issuers, their respective subsidiaries or, to the knowledge of any of the Issuers and the Guarantors, any director, officer, agent, employee or affiliate of the Partnership or its subsidiaries, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), and any other anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or giving of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Partnership and its subsidiaries and, to the knowledge of any of the Issuers and the Guarantors, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain and will continue to maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith and with the representation and warranty contained herein.

(pp) The operations of the Partnership and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership and its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of each of the Issuers and the Guarantors, threatened.

(qq) None of the Partnership, any of its subsidiaries or, to the knowledge of any of the Issuers and the Guarantors, any director, officer, agent, employee or affiliate of any of the Partnership of any of its subsidiaries, is (a) subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or (b) located, organized or resident in a country or territory that is the subject of sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria); and the Partnership and its subsidiaries will not directly or indirectly use the proceeds of the offering of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (a) for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or (b) in any other manner that will result in a violation of U.S. sanctions administered by OFAC by any person or entity (including any person or entity participating in the offering of the Notes, whether as underwriter, advisor, investor or otherwise).

Each certificate signed by any officer of the Issuers or the Guarantors and delivered to the Underwriters or Cahill Gordon & Reindel LLP (“Counsel for the Underwriters”) shall be deemed to be a representation and warranty by the Issuers or the Guarantors, as the case may be, to the Underwriters as to the matters covered thereby.

2. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuers the Notes, at a purchase price of 100.000% of the principal amount thereof, plus accrued interest, if any, from December 2, 2016 to the Closing Date, the principal amount of the Notes set forth opposite such Underwriter’s name in Schedule I hereto. Delivery of the Notes shall be made through The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct. Such delivery of and payment for the Notes shall be made at the offices of Simpson Thacher & Bartlett LLP (“Counsel for the Issuers”), 425 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on December 2, 2016, or at such other place, time or date as the Representative and the Issuers may agree upon, such time and date of delivery against payment being referred to herein as the “Closing Date”. The Issuers will make the certificate or certificates representing the Notes available for examination by the Underwriters at the New York, New York offices of Counsel for the Issuers not later than 10:00 A.M., New York City time on the business day prior to the Closing Date. Immediately following the Closing Date, the Issuers agree to pay by wire transfer of immediately available funds discounts or commissions in connection with the sale of the Notes equal to 1.25% of the aggregate principal amount of the Notes to the Representative for the respective accounts of the several Underwriters.

3. Offering of the Notes and the Underwriters’ Representations and Warranties. Each of the Underwriters, severally and not jointly, represents and warrants to and agrees with the Issuers and the Guarantors that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any free writing prospectus (which term includes use of any written information furnished to the Commission by the Issuers and not incorporated by reference into the Registration Statement and any press release issued by the Issuers), other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 under the Securities Act, (ii) any document listed on Schedule III or prepared pursuant to Section 1(c) above or Section 4(c) below (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Issuers in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Schedule IV hereto without the consent of the Issuers; and

(b) It is not subject to any proceeding under Section 8A of the Securities Act with respect to the offering of the Notes (and will promptly notify the Issuers if any such proceeding against it is initiated during the Prospectus Delivery Period (as defined below)).

4. Covenants of the Issuers. The Issuers and the Guarantors, jointly and severally, covenant and agree with the Underwriters that:

(a) The Issuers will file the Final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; that they will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Issuers with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; and the Issuers will furnish copies of the Final Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Issuers will pay the registration fees relating to the offering of the Notes within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) The Issuers will deliver, without charge, (i) to the Representative, if requested, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Final Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the Applicable Time that a prospectus relating to the Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Notes by any Underwriter or dealer.

(c) Prior to making, using, referring to or filing any Issuer Free Writing Prospectus or making any amendment or supplement to the Registration Statement, the Disclosure Package or the Final Prospectus, the Issuers shall furnish a copy thereof to the Underwriters and Counsel for the Underwriters and will not use, refer to or file any such Issuer Free Writing Prospectus or effect any such amendment or supplement to which the Representative may reasonably object by notice to the Issuers after a reasonable period to review, which shall not in any case be longer than one business day after receipt of such copy.

(d) If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for you or Issuers’ counsel, to amend or supplement the Disclosure Package or the Final Prospectus in order that the Disclosure Package will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Disclosure Package to comply with law, the Issuers will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters, such amendments or supplements to the Disclosure Package as may be necessary so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Disclosure Package will comply with law.

(e) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Final Prospectus to comply with law, the Issuers will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Final Prospectus as may be necessary so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, be misleading or so that the Final Prospectus will comply with law.

(f) The Issuers (i) will not file any document under the Exchange Act before the termination of the offering of the Notes by the Underwriters if such document would be deemed to be incorporated by reference into the Registration Statement, the Disclosure Package or the Final Prospectus, which filing is not consented to by the Representative after reasonable notice thereof (such consent not to be unreasonably withheld or delayed); (ii) will prepare the Pricing Term Sheet, substantially in the form of Schedule IV hereto and approved by the Underwriters; (iii) will advise the Underwriters promptly after it receives notice thereof, of the issuance by the Commission or any state or other regulatory body of any order suspending or preventing the use of the Registration Statement, the Disclosure Package or the Final Prospectus; and (iv) will use its reasonable best efforts to prevent the issuance of any such order and, if such order is issued, to obtain as soon as possible the lifting or withdrawal thereof.

(g) The Issuers will advise the Representative promptly, and confirm such advice in writing, (i) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (ii) of the receipt by the Issuers of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (iii) of the receipt by the Issuers of any notice with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or pursuant to Section 8A of the Securities Act; and the Issuers will use their reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Preliminary Prospectus or the Final Prospectus or suspending any such qualification of the Notes and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(h) For a period of five years following the date of the Final Prospectus, to furnish to the Underwriters when requested copies of all materials furnished by the Issuers to their stockholders and all public reports and all reports and financial statements furnished by the Issuers to the principal national securities exchange upon which the Notes may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder; provided, however, that the Issuers and the Guarantors shall not be required to furnish any such materials, reports or financial statements that are publicly available through EDGAR or IDEA unless specifically requested by the Underwriters.

(i) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Notes and the Guarantees for offering and sale (or obtain an exemption from registration) under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided, however, that the Issuers shall not be required to qualify as a foreign corporation or a dealer in securities, to become subject to taxation in any such jurisdiction if it is not otherwise so subject or to execute a general consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Notes.

(j) The Issuers will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any debt securities of any Issuer or warrants to purchase debt securities of any Issuer substantially similar to the Notes (other than the Notes offered pursuant to this Agreement) for a period of 30 days after the date hereof, without the prior written consent of RBC Capital Markets, LLC.

(k) To use its reasonable best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(l) Upon consummation of the transactions contemplated in this Agreement, the Issuers agree to apply the net proceeds from the sale of the Notes as set forth under the caption “Use of Proceeds” in each of the Registration Statement, the Disclosure Package and the Final Prospectus.

(m) Each of the Issuers and each Guarantor acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Issuers and each Guarantor with respect to the offering of the Notes and the Guarantees contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, any Issuer, any Guarantor or any other person. Additionally, no Underwriter is advising any Issuer, any Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Issuers and each Guarantor shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to any Issuer or any Guarantor with respect thereto. Any review by the Underwriters of the Issuers, any Guarantor, or the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Issuers or any Guarantor.

(n) The Issuers will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(o) The Issuers will make generally available to its security holders and the Underwriters as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Issuers occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

5. Expenses.

(a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Issuers and the Guarantors, jointly and severally, will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Issuers’ counsel and the Issuers’ accountants in connection with the issuance and sale of the Notes and all other fees or expenses in connection with the preparation of each of the Registration Statement, the Disclosure Package, the Final Prospectus and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Underwriters, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Underwriters, (iii) the cost of producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Notes under state securities laws and all reasonable expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 4(d) hereof, including filing fees and the reasonable fees and disbursements of Counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Notes, (v) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vi) the cost of the preparation, issuance and delivery of the Notes and (vii) all other costs and expenses incident to the performance of the obligations of the Issuers hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in Section 5(b) of this Agreement, the Underwriters will pay all of their costs and expenses, including fees and disbursements of Counsel for the Underwriters, transfer taxes payable on resale of any of the Notes by them and any advertising expenses connected with any offers they may make.

(b) If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because this Agreement is terminated pursuant to Section 9(a)(i) or (ii) hereof or because of any failure, refusal or inability on the part of the Issuers or the Guarantors to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder other than by reason of a default by any of the Underwriters, the Issuers and the Guarantors, jointly and severally, will reimburse the Underwriters upon demand for all reasonable and documented out-of-pocket expenses (including reasonable counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

6. Conditions to the Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Notes shall be subject to the accuracy of the representations and warranties of the Issuers and the Guarantors in Section 1 hereof, in each case as of the date hereof and as of the Closing Date, as if made on and as of the Closing Date, to the accuracy of the statements of the Issuers’ officers made pursuant to the provisions hereof, to the performance in all material respects by the Issuers and the Guarantors of their covenants and agreements hereunder and to the following additional conditions:

(a) The Underwriters shall have received (i) an opinion, dated the Closing Date, of Counsel for the Issuers, in form and substance reasonably satisfactory to the Underwriters, and a negative assurance letter, dated the Closing Date, of Counsel for the Issuers, in form and substance reasonably satisfactory to the Underwriters, (ii) an opinion, dated the Closing Date, of Kim K.W. Rucker, Vice President and General Counsel of Tesoro Logistics GP, LLC, the general partner of the Partnership, in form and substance reasonably satisfactory to the Underwriters and (iii) an opinion, dated the Closing Date, of Gibson, Dunn & Crutcher LLP, with respect to certain matters of Colorado law.

(b) The Underwriters shall have received an opinion and negative assurance letter, each dated the Closing Date, of Counsel for the Underwriters, with respect to the issuance and sale of the Notes and such other related matters as the Underwriters may reasonably require, and the Issuers shall have furnished to such counsel such documents as it may reasonably request for the purpose of enabling it to pass upon such matters.

(c) (A) The Underwriters shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters and Counsel for the Underwriters, from Ernst & Young LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the historical combined consolidated financial statements and certain financial information of the Issuers contained in or incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus; provided that each letter shall use a “cut-off date” within three business days of the date of such letter and that their procedures shall extend to financial information in the Final Prospectus not contained in the Preliminary Prospectus and (B) the Underwriters shall have received on the date hereof, in form and substance reasonably satisfactory to the Underwriters and Counsel for the Underwriters (i) from PricewaterhouseCoopers LLP, independent accountants with respect to Northwest Products System, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the audited historical combined statements of revenues and direct operating expenses of the Northwest Products System incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus and (ii) from PricewaterhouseCoopers LLP, independent accountants with respect to QEP Field Services Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the audited historical consolidated financial statements of QEP Field Services Company incorporated by reference into the Registration Statement, the Disclosure Package and Final Prospectus. References to the Disclosure Package and the Final Prospectus in this paragraph (c) with respect to any letter referred to above shall include any amendment or supplement thereto at the date of such letter.

(d) (i) The Partnership and its subsidiaries, taken as a whole, shall not have sustained, since the date of the most recent financial statements included in the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), any material loss or interference with its businesses from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto); and (ii) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position or results of operations of the Partnership and its subsidiaries, taken as a whole, otherwise than as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any such case described in clause (i) or (ii), is, in the sole judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner described in the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(e) The Underwriters shall have received certificates dated the Closing Date and in form and substance reasonably satisfactory to the Underwriters, of an executive officer of the general partner of the Partnership: (i) as to the accuracy in all material respects (except to the extent already qualified by materiality, in which case such obligations shall be subject to accuracy in all respects) of the representations and warranties of the Issuers and the Guarantors in this Agreement at and as of the Closing Date; and (ii) that the Issuers and/or the applicable Guarantor(s), as the case may be, have performed in all material respects all covenants and agreements and satisfied all conditions on its or their part to be performed or satisfied at or prior to the Closing Date.

(f) The Notes shall have received initial ratings by Standard & Poor’s and Moody’s, and, subsequent to the date hereof, there shall not have been any decrease in the rating of the Notes or of any Issuer’s other debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of the Notes or of any Issuer’s other debt securities or any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes.

(g) The Notes shall be eligible for clearance and settlement through DTC.

(h) The Issuers, the Guarantors and the Trustee shall have executed and delivered the Indenture and the Underwriters shall have received executed counterparts thereof.

(i) On or before the Closing Date, the Underwriters and Counsel for the Underwriters shall have received such further certificates, documents or other information as they may have reasonably requested from the Issuers.

7. Indemnification and Contribution. (a) The Issuers and each Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Underwriter against any losses, claims, damages, costs, expenses or liabilities, joint or several, to which such Underwriter or such other person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus (or any amendment or supplement thereto) or caused by an omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and will reimburse as incurred each Underwriter and each such other person for any legal or other expenses reasonably incurred by such

Underwriter or such other person in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that the Issuers and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Pricing Disclosure Package or the Final Prospectus (or, in each case, any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Issuers by any Underwriter through the Representative specifically for use therein as set forth in Section 11 hereof.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless each Issuer and each Guarantor and their respective affiliates, directors, officers and each person, if any, who controls any of the Issuers or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuers, the Guarantors, any such affiliates, directors or officers or such controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein not misleading or (ii) any untrue statement of a material fact contained in any Preliminary Prospectus, the Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers by the Underwriters through the Representative specifically for use therein as set forth in Section 11 hereof and, subject to the limitation set forth immediately preceding this clause, will reimburse as incurred, any legal or other expenses reasonably incurred by the Issuers or the Guarantors or any such affiliates, directors or officers or such controlling person in connection with investigating, or defending against any such loss, claim, damage, liability or action in respect thereof.

(c) Promptly after receipt by any person to whom indemnity may be available under this Section 7 (the “indemnified party”) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any person from whom indemnity may be sought under this Section 7 (the “indemnifying party”), notify such indemnifying party in writing of the commencement thereof; but the failure so to notify such indemnifying party will not relieve such indemnifying party from (i) any liability which it may have under this Section 7 to the extent it is not materially prejudiced by such failure or (ii) any other liability which it may have to such indemnified party. In case any such action is brought against any indemnified party, and such indemnified party notifies the relevant indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, jointly with any other indemnifying party similarly notified; provided, however, that if the named parties in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on advice of outside counsel, that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from an indemnifying party to an indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, such indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) such indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the reasonable expenses of more than one separate counsel (in addition to one local counsel in each applicable jurisdiction) for all indemnified persons in any one action or separate but substantially similar actions) or (ii) such indemnifying party does not promptly retain counsel reasonably satisfactory to such indemnified party or (iii) such indemnifying party has authorized the employment of counsel for such indemnified party at the expense of the indemnifying party. After such notice from an indemnifying party to an indemnified party, such indemnifying party will not be liable for the costs and expenses for any settlement of such action effected by such indemnified party without the written consent of such indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party or any other person that may be entitled to indemnification hereunder is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the indemnified party and such other persons from all liability arising out of such claim, action, suit or proceeding and does not contain any statement as to or finding of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) (i) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any action or claim) (or actions in respect thereof) (“Losses”), the Issuers and the Guarantors, on the one hand, and the Underwriters, on the other, in order to provide for just and equitable contribution, agree to contribute to the amount paid or payable by such indemnified party as a result of such Losses to which the Issuers and the Guarantors, on the one hand, and the Underwriters, on the other, may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand, and the Underwriters, on the other, from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is unavailable for any reason, not only such relative benefits but also the relative fault of the Issuers and the Guarantors, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such Losses. The relative benefits received by the Issuers and the Guarantors, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses, but, for the avoidance of doubt, net of the Underwriters’ discounts and commissions) received by the Issuers bear to the total discounts and commissions received by the Underwriters from the Issuers in connection with the purchase of the Notes hereunder as set forth in the Final Prospectus or this Agreement. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers, the Guarantors or the Underwriters, the parties’ intent, relative knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuers, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) that does not take into account the equitable considerations referred to above. Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total purchase discounts and commissions received by such Underwriter from the Issuers in connection with the purchase of the Notes hereunder, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute hereunder are several in proportion to their respective obligations to purchase Notes as set forth on Schedule I hereto and not joint. For purposes of this paragraph (d), each affiliate, director or officer of any Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other person listed in Section 7(a) hereof shall have the same rights to contribution as such Underwriter, and each affiliate, director or officer of any Issuer or any Guarantor and each person, if any, who controls any Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers and the Guarantors.

(e) The obligations of the Issuers and the Guarantors under this Section 7 shall be in addition to any obligations or liabilities which the Issuers and the Guarantors may otherwise have and the obligations of the respective Underwriters under this Section 7 shall be in addition to any obligations or liabilities which the Underwriters may otherwise have.

8. Survival. The respective representations, warranties, agreements, covenants, indemnities, rights of contribution and other statements of the Issuers, the Guarantors, their respective officers, and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriters, the Issuers, the Guarantors, their respective affiliates, officers or directors or any controlling person referred to in Section 7 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities, rights of contribution and other statements set forth in Sections 5, 7, 8, 11, 12, 13, 14 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

9. Termination. (a) This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Issuers, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, the NASDAQ Stock Market or in the over-the-counter market shall have been suspended or minimum prices shall have been established on any such exchange or market; (ii) trading in any securities of any Issuer on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or market; (iii) there has been a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; (iv) a banking moratorium shall have been declared by New York or United States authorities or (v) there shall have been (A) an outbreak or significant escalation of hostilities between the United States and any foreign power, (B) an outbreak or significant escalation of any other insurrection or armed conflict involving the United States, (C) the occurrence of any other calamity or crisis or (D) any material and adverse change in general economic, political or financial conditions which has an effect on the U.S. financial markets or the international financial markets that, in the case of any event described in this clause (v), in the sole judgment of the Representative, makes it impracticable or inadvisable to proceed with the offer, sale and delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Disclosure Package or the Final Prospectus.

(b) Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except as provided in Sections 5(b) hereof.

10. Defaulting Underwriters. If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the non-defaulting Underwriters shall be obligated to purchase the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date (the “Remaining Notes”) in the respective proportions that the principal amount of the Notes set opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total number of the Notes set opposite the names of all the non-defaulting Underwriters in Schedule I hereto; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase any of the Notes on the Closing Date if the total amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 10% of the total amount of Notes to be purchased on the Closing Date, and no non-defaulting Underwriter shall be obligated to purchase more than 110% of the amount of Notes that it agreed to purchase on the Closing Date pursuant to this Agreement. If the foregoing maximums are exceeded, the non-defaulting Underwriters, or those other purchasers satisfactory to the Underwriters and the Issuers who so agree, shall have the right, but not the obligation, to purchase, in such proportion as may be agreed upon among them, all the Remaining Notes. If the non-defaulting Underwriters or other Underwriters satisfactory to the Underwriters and the Issuers do not elect to purchase the Remaining Notes, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Issuers, except that the Issuers will continue to be liable for the payment of expenses to the extent set forth herein.

Nothing contained in this Agreement shall relieve a defaulting Underwriter of any liability it may have to the Issuers, the Guarantors or a non-defaulting Underwriter for damages caused by its default. If other purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Underwriter, the Issuers or the Representative may postpone the Closing Date for up to five full business days in order to effect any changes in the Transaction Documents or in any other document or arrangement that, in the opinion of Counsel for the Issuers or Counsel for the Underwriters, may be necessary.

11. Information Supplied by Underwriters. The names of each Underwriter appearing on the front and back covers and in the first, seventh and eighth paragraphs under the caption “Underwriting” of the Preliminary Prospectus and the Final Prospectus and the statements in the second paragraph (second sentence) and fourth paragraph (second sentence) under the caption “Underwriting” in the Preliminary Prospectus and the Final Prospectus, constitute the only information furnished by the Underwriters to the Issuers for the purposes of Sections 1(a) and 7 hereof.

12. Notices. All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to RBC Capital Markets, LLC, 200 Vesey Street, New York, New York 10121, Attention: High Yield Capital Markets; fax: (212) 618-2210, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Attention: Douglas Horowitz, and if sent to the Issuers or any Guarantor, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Partnership at Tesoro Logistics LP, 19100 Ridgewood Parkway, San Antonio, Texas 75259-1828, Attention: General Counsel, with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, 10017, Attention: Kenneth B. Wallach. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuers, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13. Successors. This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Issuers and the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the several Underwriters, the Issuers and the

Guarantors and their respective successors and legal representatives, and for the benefit of no other person, except that (i) the indemnities of the Issuers contained in Section 7 of this Agreement shall also be for the benefit of any affiliate, director or officer of an Underwriter and any person or persons who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 7 of this Agreement shall also be for the benefit of the affiliates, directors and officers of the Issuers and the Guarantors, and any person or persons who control the Issuers or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Notes from any Underwriter shall be deemed a successor to such Underwriter because of such purchase.

14. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15. Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, which jurisdiction is exclusive, and the Issuers and the Guarantors hereby consent to the jurisdiction of such courts.

Each party agrees that any service of process or other legal summons in connection with any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, postage prepaid, addressed to the served party at its address as provided for in Section 12 hereof. Nothing in this Section shall affect the right of the parties to serve process in any other manner permitted by law.

Each party hereby waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each party agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts in the jurisdiction of which it is or may be subject, by suit upon such judgment.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, email or other electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

[The remainder of this page is intentionally left blank.]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Issuers, the Guarantors and the Underwriters.

Very truly yours,

TESORO LOGISTICS LP

By:	Tesoro Logistics GP, LLC,
its general partner

By:	/s/ Philip M. Anderson
	Name:	Philip M. Anderson
	Title:	President

TESORO LOGISTICS FINANCE CORP.

By:	/s/ Philip M. Anderson
	Name:	Philip M. Anderson
	Title:	President

GREEN RIVER PROCESSING, LLC

By:	/s/ Philip M. Anderson
	Name:	Philip M. Anderson
	Title:	President

QEP FIELD SERVICES, LLC

By:	/s/ Philip M. Anderson
	Name:	Philip M. Anderson
	Title:	President

QEP MIDSTREAM PARTNERS GP, LLC

By:	/s/ Philip M. Anderson
	Name:	Philip M. Anderson
	Title:	President

QEP MIDSTREAM PARTNERS, LP.

By:	/s/ Philip M. Anderson
	Name:	Philip M. Anderson
	Title:	President

QEP MIDSTREAM PARTNERS OPERATING, LLC

By:	/s/ Philip M. Anderson
	Name:	Philip M. Anderson
	Title:	President

QEPM GATHERING I, LLC

By:	/s/ Philip M. Anderson
	Name:	Philip M. Anderson
	Title:	President

RENDEZVOUS PIPELINE COMPANY, LLC

By:	/s/ Philip M. Anderson
	Name:	Philip M. Anderson
	Title:	President

TESORO ALASKA PIPELINE COMPANY LLC

By:	/s/ Philip M. Anderson
	Name:	Philip M. Anderson
	Title:	President

TESORO ALASKA TERMINALS LLC

By:	/s/ Philip M. Anderson
	Name:	Philip M. Anderson
	Title:	President

TESORO HIGH PLAINS PIPELINE COMPANY LLC

By:	/s/ Philip M. Anderson
	Name:	Philip M. Anderson
	Title:	President

TESORO LOGISTICS NORTHWEST PIPELINE LLC

By:	/s/ Philip M. Anderson
	Name:	Philip M. Anderson
	Title:	President

TESORO LOGISTICS OPERATIONS LLC

By:	/s/ Philip M. Anderson
	Name:	Philip M. Anderson
	Title:	President

TESORO LOGISTICS PIPELINES LLC

By:	/s/ Philip M. Anderson
	Name:	Philip M. Anderson
	Title:	President

TESORO SOCAL PIPELINE COMPANY LLC

By:	/s/ Philip M. Anderson
	Name:	Philip M. Anderson
	Title:	President

Accepted as of the date hereof.

RBC CAPITAL MARKETS, LLC
Acting on behalf of itself and as Representative of the several Underwriters listed on Schedule I

RBC CAPITAL MARKETS, LLC

By:	/s/ Stephen Pedone
Name:	Stephen Pedone
Title:	Managing Director

SCHEDULE I

Underwriter	Aggregate Principal Amount of the Notes to be Purchased from the Issuers

RBC Capital Markets, LLC	$225,000,000
BNP Paribas Securities Corp.	$75,000,000
Citigroup Global Markets Inc.	$75,000,000
Credit Suisse Securities (USA) LLC	$75,000,000
Deutsche Bank Securities Inc.	$75,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$75,000,000
PNC Capital Markets LLC	$75,000,000
TD Securities (USA) LLC	$75,000,000

Total	$750,000,000

S-I-1

SCHEDULE II

GUARANTORS

Guarantor	Jurisdiction of Formation

Green River Processing, LLC	Delaware
QEP Field Services, LLC	Delaware
QEP Midstream Partners GP, LLC	Delaware
QEP Midstream Partners, LP	Delaware
QEP Midstream Partners Operating, LLC	Delaware
QEPM Gathering I, LLC	Delaware
Rendezvous Pipeline Company, LLC	Colorado
Tesoro Alaska Terminals LLC	Delaware
Tesoro High Plains Pipeline Company LLC	Delaware
Tesoro Logistics Operations LLC	Delaware
Tesoro Logistics Pipelines LLC	Delaware
Tesoro Logistics Northwest Pipeline LLC	Delaware
Tesoro SoCal Pipeline Company LLC	Delaware
Tesoro Alaska Pipeline Company LLC	Delaware

S-II-1

SCHEDULE III

Pricing Term Sheet, dated November 29, 2016 relating to the Notes and the Guarantees, attached as Schedule IV hereto

S-III-1

SCHEDULE IV

[See Attached]

S-IV-1

Filed pursuant to Rule 433

Issuer Free Writing Prospectus, dated November 29, 2016

Supplementing the Preliminary Prospectus dated November 29, 2016

Registration No. 333-214826

Tesoro Logistics LP

Tesoro Logistics Finance Corp.

$750,000,000 5.25% Senior Notes due 2025

This Supplement is qualified in its entirety by reference to the Preliminary Prospectus dated November 29, 2016 (as supplemented through and including the date hereof, the “Preliminary Prospectus”). The information in this Supplement supplements the Preliminary Prospectus and updates and supersedes the information in the Preliminary Prospectus to the extent it is inconsistent with the information in the Preliminary Prospectus. Capitalized terms used in this Supplement but not defined have the meanings given them in the Preliminary Prospectus.

Other information presented in the Preliminary Prospectus is deemed to have changed to the extent affected by the changes described herein.

Terms Applicable to the notes

Issuers:	Tesoro Logistics LP and Tesoro Logistics Finance Corp.

Trade Date:	November 29, 2016

Settlement Date:	December 2, 2016 (T+3)

Distribution:	SEC Registered (Registration No. 333-214826)

Joint Book-Running Managers:	RBC Capital Markets, LLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC and TD Securities (USA) LLC

Principal Amount:	$750,000,000

Title of Securities:	5.25% Senior Notes due 2025

Maturity Date:	January 15, 2025

Interest Payment Dates:	January 15 and July 15

Record Dates:	January 1 and July 1

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This Pricing Supplement is qualified in its entirety by reference to the

Preliminary Prospectus dated November 29, 2016

First Interest Payment Date:	July 15, 2017

Public Offering Price:	100.000%, plus accrued interest from December 2, 2016

Gross Proceeds:	$750,000,000, plus accrued interest from December 2, 2016

Coupon:	5.25%

Yield to Maturity:	5.25%

Make-Whole Redemption:	Make-whole redemption prior to January 15, 2021 at par plus the Applicable Premium, as described in the Preliminary Prospectus.

Optional Redemption:	On and after January 15, 2021, the Issuers may redeem all or part of the notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Price
2021	102.625%
2022	101.313%
2023 and thereafter	100.000%

Equity Claw:	Prior to January 15, 2020, up to 35% at 105.250%, plus accrued and unpaid interest on the notes, if any, to the applicable redemption date.

Identification Numbers:	CUSIP: 88160Q AN3 ISIN: US88160QAN34

The Issuers have filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus in that registration statement and other documents the Issuers have filed with the SEC for more complete information about the Issuers and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies may be obtained by contacting RBC Capital Markets, LLC by telephone at 1-877-280-1299 or at the following address: RBC Capital Markets, LLC, Attention: High Yield Capital Markets, Three World Financial Center, 200 Vesey Street, 8th floor, New York, New York 10281-8098.

This communication should be read in conjunction with the preliminary prospectus. The information in this communication supersedes the information in the preliminary prospectus to the extent inconsistent with the information in such preliminary prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM

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